Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Telecom & Technology Appoints Richard D. Calder, Jr. As Its
President And Chief Executive Officer
Telecom Industry Veteran to Lead Company’s Next Growth Phase
MCLEAN, Va., May 10, 2007 – Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global Multi-Network Operator (MNO), announced that its board of directors has named Richard D. (Rick) Calder, Jr. to serve as the company’s chief executive officer and president effective May 14, 2007.
Mr. Calder, 43, will assume full strategic and operational responsibility for the company and will also join the company’s Board of Directors effective June 6, 2007. H. Brian Thompson, who had been serving as interim chief executive officer since February 2007, will continue in his roles as the company’s executive chairman and chairman of GTT’s Board of Directors.
Mr. Calder has spent his entire 22-year career in the telecommunications arena. Most recently, he served as the president and chief operating officer of InPhonic, Inc. a leading provider of wireless services and products. Prior to InPhonic, Mr. Calder was president of Business Enterprise & Carrier Markets at Broadwing Communications. He held senior management positions at Winstar Communications, and prior to Winstar, Mr. Calder co-founded GO Communications, a wireless communications company. In his early career, Mr. Calder held various marketing and business development positions at MCI Communications, and various marketing and engineering positions at Tellabs, Inc. Mr. Calder received a BS in Electrical Engineering from Yale University and an MBA from the Harvard Business School.
“We are very excited to have Rick join GTT,” commented H. Brian Thompson, executive chairman, GTT. “We have aggressive goals for GTT and the board of directors and I believe that Rick is the best person to lead the company into its next growth phase. Rick brings over two decades of leadership in the telecommunications industry, with significant experience in growing emerging-stage public companies into industry leaders. His deep knowledge of the sophisticated requirements of both enterprise and carrier customers will benefit GTT greatly as we accelerate the growth and penetration of our innovative multi-network operator solutions into the market. And, Rick’s proven ability to build top performing management teams, lead rapid company growth, and manage the integration of acquisitions will be instrumental in driving shareholder value and the overall success of GTT.”

“I am delighted to join GTT and look forward to working closely with Brian, our Board of Directors, our employees, our valued customers and partners, and our shareholders as we look to promote the rapid growth and success of the company,” said Mr. Calder. “GTT is uniquely positioned with an extremely compelling customer focused value proposition and innovative multi-network model at a time when the telecom market is seeking new and effective approaches to service and quality. I am very enthusiastic about my new role and the prospects for GTT during this exciting time.”
About GTT
Formed in October 2006, following the acquisition by Mercator Partners Acquisition Corp. of Global Internetworking Inc and European Telecommunications & Technology Limited, Global Telecom & Technology, Inc. (“GTT”) (OTCBB:GTLT — News) is a new type of service provider: a Multi-Network Operator (“MNO”).
As a Multi-Network Operator, GTT does not own the infrastructure upon which its services are provided. Instead, GTT designs solutions based on its customer’s requirements, using a combination of telecommunications networks and technologies. Unlike traditional network centric carriers, GTT provides best-of-breed solutions by procuring, integrating and managing components of these various networks on its customers’ behalf. GTT has taken the inherent advantages of the Multi-Network Operator approach to a new level through a combination of powerful network design and pricing tools; a global service footprint; a deep and broad set of strategic vendor relationships; and above all, an expert team committed to delivering outstanding end-to-end customer service.
Headquartered in McLean, Virginia and with offices in London, Paris, Dusseldorf, New Delhi, and New York, GTT provides a global service footprint covering more than 50 countries, and it has more than 200 customers and in excess of 100 carrier partnerships around the world. For more information visit the GTT web site: http://www.gt-t.net
Forward-Looking Statement
Some of the statements made by GTT in this press release, including without limitation statements regarding GTT’s anticipated future growth, financial performance and transactional activity, are forward-looking in nature. GTT intends that any forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be covered by the safe harbor provisions for such statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. GTT believes that these risks include, but are not limited to: GTT’s ability to develop and market new products and services that meet customer demands and generate acceptable margins; GTT’s ability to execute with respect to growth plans and/or acquisition strategies; GTT’s reliance on several large customers; the complexities of carrying on business on an international basis; GTT’s ability to negotiate and enter into acceptable contract terms with its suppliers; GTT’s ability to attract and retain qualified management and other personnel; continued development of GTT’s information technology platforms; failure of the third-party communications networks on which GTT depends; GTT’s ability to successfully complete the integration of its operating companies following the acquisitions; and competition and other risks associated with the communications sector in general and the multi-network operator sector in particular. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K filed in April 2007. Statements in this release should be evaluated in light of these important factors.
Company Contacts
Media Inquiries:
Adriana Cassandro
Corporate Communications Manager, GTT EMEA
+44 (0)20 7029 4801
Adriana.cassandro@gt-t.net
Investor Inquiries:
Trish Drennan
Investor Relations
+1.703.725.7625
tdrennan@gt-t.net